Exhibit 99.1

Quantum Appoints Hiral A. Patel as Chief Accounting Officer
Brings More than Two Decades of Public-Company Accounting Experience to Support Quantum’s Continued Growth and Profitability
CENTENNIAL, Colo. Sept. 1, 2026 -- Quantum Corporation (Nasdaq: QMCO) today announced the appointment of Hiral A. Patel as its Chief Accounting Officer and principal accounting officer, effective immediately. Patel will lead Quantum’s global accounting organization, including financial reporting, revenue recognition, internal controls and tax-related functions.
“Hiral is highly qualified to advance Quantum's ongoing infrastructure revitalization through a disciplined, technical viewpoint intended to both streamline and enhance our operational execution,” said Hugues Meyrath, President and Chief Executive Officer of Quantum. “She has a proven track record of driving process improvement that supports global growth initiatives, which we expect to contribute to our continuing efforts toward delivering long-term value for employees, customers, partners, and shareholders.”
Patel most recently served as Chief Accounting Officer at Pep Boys, an automotive service and retail company, where she led external and internal financial reporting, tax compliance and strategy, and the accounting processes supporting the company's recent divestiture. Prior to Pep Boys, Patel was Vice President and Controller at IKEA Retail, the global home furnishing division of IKEA, where she directed several system and operational transformation efforts, including ERP implementation and market expansion initiatives. Earlier in her career, Patel was Senior Director of Accounting and Corporate Assistant Controller at Verifone Systems, Inc., a leader in payments and commerce solutions, where she was responsible for financial close and reporting processes, auditor engagements, and subsidiary management. She also spent several years serving as Assurance Senior Manager at Ernst & Young. Patel is a Certified Public Accountant and holds a Bachelor of Business Administration degree in Accounting from Temple University.
“I am truly excited to join the Quantum team and support its business expansion and growth initiatives,” said Patel. “Quantum has demonstrated recent success with improving revenue and profitability, and I look forward to helping further optimize and scale the company’s operations. Hugues and the leadership team have positioned Quantum to capitalize on the opportunity and momentum they've created, strengthening the company's ability to drive sustainable growth.”

As part of Patel’s compensation package and as an inducement material to her acceptance of employment with the company, the Leadership and Compensation Committee of Quantum’s Board of Directors approved the grant of 50,000 restricted stock units, which will vest in three equal annual installments. The grant is subject to Patel’s continued employment and is expected to be effective on or around October 1, 2026 under Quantum’s 2021 Inducement Plan.

About Quantum
Quantum delivers end-to-end data management solutions designed for the AI era. With over four decades of experience, our data platform has allowed customers to extract the maximum value from their unique, unstructured data. From high-performance ingest that powers AI applications and demanding data-intensive workloads, to massive, durable data lakes to fuel AI models, Quantum delivers the most comprehensive and cost-efficient solutions. Leading organizations in life sciences, government, media and entertainment, research, and industrial technology trust Quantum with their most valuable asset – their data.
Quantum is listed on Nasdaq (QMCO). Quantum and the Quantum logo are registered trademarks of Quantum Corporation and its affiliates in the United States and/or other countries. All other trademarks are the property of their respective owners.
For more information, visit www.quantum.com .
Forward-Looking Statements
The information provided in this press release may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are largely based on our current expectations and projections about future events and financial trends affecting our business. Such forward-looking statements include, in particular, statements about the anticipated benefits of Quantum’s appointment of Ms. Patel as Chief Accounting Officer as well as our business prospects, changes and trends in our business and the markets in which we operate.
These forward-looking statements may be identified by the use of terms and phrases such as "anticipates", "believes", "can", "could", "estimates", "expects", "forecasts", "intends", "may", "plans", "projects", "targets", "will", and similar expressions or variations of these terms and similar phrases. Additionally, statements concerning future matters and other statements regarding matters that are not historical are forward-looking statements.
Investors are cautioned that these forward-looking statements relate to future events or our future performance and are subject to business, economic, and other risks, and uncertainties, both known and unknown, that may cause actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by any forward-looking statements.

These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, including without limitation, the following: the competitive pressures we face; risks associated with executing our strategy; the distribution of our products and the delivery of our services effectively; the development and transition of new products and services and the enhancement of existing products and services to meet customer needs and respond to emerging technological trends; and other risks that are described herein, including but not limited to the items discussed in "Risk Factors" in our filings with the SEC, including our Annual Report on Form 10-K filed with the SEC and any subsequent reports filed with the SEC. We do not intend to update or alter our forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Investor Relations Contacts:
Shelton Group
Leanne K. Sievers | Brett L. Perry E: sheltonir@sheltongroup.com
Media Contact
Matter Communications Sara Beth Fahey quantum@matternow.com 401.351.9507
Source: Quantum Corporation